Tecogen Announces Second Quarter 2020 Results
Increased Product Sales and Significantly Improved Cash Flow and Cash Balance

WALTHAM, Mass., August 13, 2020 - Tecogen Inc. (OTCQX: TGEN), a leading manufacturer of clean energy products, reported revenues of $7.44 million for the quarter ended June 30, 2020 compared to $7.87 million for the same period in 2019, a 5.5% decrease. Product revenues increased 37% to $3.34 million compared to $2.45 million in the same period in 2019. The decrease in revenue was primarily from curtailed installation activity due to the COVID-19 pandemic and reduced energy production revenue due to customer facility closures. Gross profit for the second quarter of 2020 was $2.91 million compared to $3.43 million in the second quarter of 2019. Net loss was $654 thousand for the second quarter of 2020, compared to $357 thousand for the same period in 2019.
Key Takeaways:

•	Cash flow provided by operations of $2.66 million compared to cash flows used by operations of $2.10 million for the same period in 2019

•	Cash and cash equivalents at the end of the second quarter 2020 of $2.86 million compared to $878 thousand at the end of 2019, an increase of 226%

•	Operating expenses decreased by 9.4% to $3.4 million for the second quarter of 2020 compared to the same period of 2019

Adjusted EBITDA(1) was negative $363 thousand for the second quarter of 2020 compared to negative $205 thousand for the second quarter of 2019. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on equity securities, goodwill impairment charges and other non-cash non-recurring charges due to the abandonment of certain intangible assets. See table following the statements of operations for a reconciliation from net loss to Adjusted EBITDA as well as important disclosures about the company's use of Adjusted EBITDA).
On April 17, 2020, the Company obtained a Paycheck Protection Program ("PPP") loan of $1,874,200 pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"). The proceeds were used for payroll, rent and utilities and we anticipate requesting forgiveness of the loan.
“The second quarter saw many challenges for our business and our customers as a result of the COVID-19 pandemic,” commented Benjamin Locke, Tecogen's Chief Executive Officer. “We are pleased that our product sales in the second quarter remained strong despite these challenges. Installation revenues decreased as we close out several large construction projects and experienced COVID-19 related delays on other projects, and our energy production revenues decreased primarily due to customer facility closures. We are optimistic that our product revenues will continue strong for the rest of the year, and that closed energy production assets will resume operations as COVID-19 related restrictions are eased. Our cash position is now stronger than it has been for some time. We have also used this opportunity to improve efficiencies and reduce operating expenses so that we have adequate resources to maintain our business through the continuing pandemic and to take advantage of growth opportunities as they arise.”

Highlights:
Financial

•	Product revenues grew 37% year over year

•	Services revenues decreased 21% due to lower installation revenue as several larger construction projects close out and construction activity was curtailed due to COVID-19

•	Energy production revenues decreased 52% primarily due to COVID-19 related closures and other facility shutdowns

•	Gross margin was 39% compared to 44% for the same period in 2019

•	Net loss for the three months ended June 30, 2020 was $654 thousand compared to $357 thousand for the same period in 2019, an increase of $297 thousand year over year

•	Net loss per share was $0.03 for the second quarter of 2020 and $0.01 for the second quarter of 2019

•	Working capital increased by $575 thousand, a 4% increase since year-end 2019

•	Operating expenses decreased by 9.4% to $3.4 million for the second quarter of 2020 compared to the same period of 2019

•	Cash flow provided by operations was $2.66 million compared to cash flows used in operations of $2.10 million for the same period in 2019, primarily due to improved collections of accounts receivable

•	Cash and cash equivalents at end of second quarter was $2.86 million (including proceeds from the PPP loan received on April 17, 2020)

•	Terminated Credit Agreement with Webster Business Credit Corporation on May 11, 2020

Sales & Operations

•	Executed teaming agreement with Ainsworth, a Toronto-based company providing high quality technical trade services, highlighting Tecogen as its preferred CHP partner

•
Released a white paper entitled "Building Electrification Policy and Combined Heat and Power Relevance" that provides an in-depth analysis of why electrification policy is generally counterproductive to its carbon reduction goals when compared to combined heat and power (CHP)

•	Current sales backlog of equipment and installations as of August 11, 2020 is $13.1 million, comprised of $10.4 million of products and $2.7 million of installation services

Emissions Technology

•	Planned work with MCFA (Mitsubishi Caterpillar Forklift America) delayed due to restrictions on travel between Japan and the United States

Conference Call Scheduled for Today at 11:00 am ET
Tecogen will host a conference call today to discuss the first quarter results beginning at 11:00 am eastern time. To listen to the call dial (877) 407-7186 within the U.S. and Canada, or (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen Second Quarter 2020 earnings call. Please begin dialing 10 minutes before the scheduled starting time. This earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir.calendar. Following the call, the recording will be archived for 14 days.

The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,000 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, Tecopower, Tecofrost and Ultera are registered or pending trademarks of Tecogen Inc.
Forward Looking Statements

This press release and accompanying documents contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. For example, statements in this press release regarding the potential future impact of the COVID-19 pandemic on the Company’s business and results of operations are forward-looking statements. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Such forward-looking statements include, among other things, fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth. Factors that might cause such differences include, but are not limited to, those discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented, and Part II, Item 1A of the Company’s Form 10-Q for the quarter ended June 30, 2020 (“Second Quarter Form 10-Q”), in each case under the heading “Risk Factors.” The following discussion should be read in conjunction with the Second Quarter Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and the unaudited condensed consolidated financial statements and accompanying notes included in Part I, Item 1 of the Second Quarter Form 10-Q. Any forward-looking statement in this release speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including Adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.
Tecogen Media & Investor Relations Contact Information:

Benjamin Locke
P: 781-466-6402
E: Benjamin.Locke@tecogen.com

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$2,859,922	$877,676
Accounts receivable, net	8,163,461	14,569,397
Unbilled revenue	4,883,779	5,421,811
Inventory, net	7,296,097	6,405,229
Prepaid and other current assets	641,415	635,034
Total current assets	23,844,674	27,909,147
Property, plant and equipment, net	3,167,604	3,465,948
Right of use assets	1,908,084	2,173,951
Intangible assets, net	1,475,794	1,593,781
Goodwill	5,281,867	5,281,867
Other assets	195,430	691,941
TOTAL ASSETS	$35,873,453	$41,116,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit, bank	$—	$2,402,384
Note payable, current portion	208,939	—
Accounts payable	4,074,180	5,271,756
Accrued expenses	2,896,530	2,599,366
Deferred revenue	1,103,067	2,635,619
Lease obligations, current	523,784	536,443
Total current liabilities	8,806,500	13,445,568
Long-term liabilities:
Deferred revenue, net of current portion	128,304	145,464
Note payable, net of current portion	1,665,261	—
Lease obligations, long-term	1,384,299	1,637,508
Unfavorable contract liability, net	2,315,140	2,534,818
Total liabilities	14,299,504	17,763,358

Commitments and contingencies (Note 11)

Stockholders’ equity:
Tecogen Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,850,261 and 24,849,261 issued and outstanding at June 30, 2020 and December 31, 2019, respectively	24,850	24,849
Additional paid-in capital	56,704,412	56,622,285
Accumulated deficit	(35,235,389)	(33,379,114)
Total Tecogen Inc. stockholders’ equity	21,493,873	23,268,020
Noncontrolling interest	80,076	85,257
Total stockholders’ equity	21,573,949	23,353,277
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,873,453	$41,116,635

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	June 30, 2020	June 30, 2019
Revenues
Products	$3,342,794	$2,445,448
Services	3,815,923	4,843,649
Energy production	276,341	578,299
Total revenues	7,435,058	7,867,396
Cost of sales
Products	2,037,786	1,546,752
Services	2,285,405	2,530,175
Energy production	205,876	364,554
Total cost of sales	4,529,067	4,441,481
Gross profit	2,905,991	3,425,915
Operating expenses
General and administrative	2,637,479	2,683,252
Selling	602,383	704,700
Research and development	166,027	372,545
Total operating expenses	3,405,889	3,760,497
Loss from operations	(499,898)	(334,582)
Other income (expense)
Interest income	238	66
Interest expense	(56,253)	(17,005)
Unrealized gain (loss) on investment securities	(78,723)	19,681
Total other income (expense), net	(134,738)	2,742
Loss before provision for state income taxes	(634,636)	(331,840)
Provision for state income taxes	13,171	15,955
Consolidated net loss	(647,807)	(347,795)
Income attributable to the noncontrolling interest	(6,081)	(9,334)
Net loss attributable to Tecogen Inc.	$(653,888)	$(357,129)

Net loss per share - basic and diluted	$(0.03)	$(0.01)
Weighted average shares outstanding - basic and diluted	24,850,261	24,826,311

Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(653,888)	$(357,129)
Interest expense, net	56,015	16,939
Income taxes	13,171	15,955
Depreciation & amortization, net	103,485	98,988
EBITDA	(481,217)	(225,247)
Stock based compensation	39,494	39,898
Unrealized (gain) loss on investment securities	78,723	(19,681)
Adjusted EBITDA	$(363,000)	$(205,030)

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Six Months Ended
	June 30, 2020	June 30, 2019
Revenues
Products	$6,093,273	$5,469,974
Services	8,277,294	8,754,945
Energy production	1,027,191	1,819,108
Total revenues	15,397,758	16,044,027
Cost of sales
Products	3,705,250	3,490,214
Services	5,304,070	5,004,708
Energy production	690,280	1,164,431
Total cost of sales	9,699,600	9,659,353
Gross profit	5,698,158	6,384,674
Operating expenses
General and administrative	5,326,941	5,338,663
Selling	1,458,170	1,397,954
Research and development	530,363	717,627
Gain on sale of assets	—	(1,081,049)
Goodwill impairment	—	3,693,198
Total operating expenses	7,315,474	10,066,393
Loss from operations	(1,617,316)	(3,681,719)
Other income (expense)
Interest income	11,965	598
Interest expense	(116,238)	(45,031)
Unrealized loss on investment securities	(98,404)	(19,680)
Total other expense, net	(202,677)	(64,113)
Loss before provision for state income taxes	(1,819,993)	(3,745,832)
Provision for state income taxes	18,393	7,786
Consolidated net loss	(1,838,386)	(3,753,618)
(Income) loss attributable to the noncontrolling interest	(17,889)	116,412
Net loss attributable to Tecogen Inc.	$(1,856,275)	(3,637,206)

Net loss per share - basic and diluted	$(0.07)	$(0.15)
Weighted average shares outstanding - basic and diluted	24,850,256	24,822,555

Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(1,856,275)	$(3,637,206)
Interest & other expense, net	104,273	44,433
Income taxes	18,393	7,786
Depreciation & amortization, net	193,637	267,232
EBITDA	(1,539,972)	(3,317,755)
Stock based compensation	81,730	77,933
Unrealized loss on marketable securities	98,404	19,680
Non-cash abandonment of intangible assets	179,944	—
Goodwill impairment	—	3,693,198
Adjusted EBITDA	$(1,179,894)	$473,056

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	June 30, 2020	June 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(1,838,386)	$(3,753,618)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, accretion and amortization, net	193,637	267,232
Stock-based compensation	81,730	77,933
Goodwill impairment	—	3,693,198
Gain on sale of assets	—	(1,081,049)
Provision for losses on accounts receivable	—	29,849
Abandonment of intangible assets	179,944	—
Non-cash interest expense	50,775	12,087
Changes in operating assets and liabilities, net of effects of acquisitions
(Increase) decrease in:
Accounts receivable	6,405,936	2,517,901
Unbilled revenue	538,032	(936,106)
Inventory	(890,868)	(695,835)
Due from related party	—	9,405
Prepaid expenses and other current assets	(6,382)	(15,282)
Other non-current assets	532,293	40,003
Increase (decrease) in:
Accounts payable	(1,197,576)	(918,484)
Accrued expenses and other current liabilities	284,506	(380,351)
Deferred revenue	(1,671,239)	(966,776)
Net cash provided by (used in) operating activities	2,662,402	(2,099,893)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(53,674)	(52,444)
Proceeds from sale of assets	—	5,000,000
Purchases of intangible assets	(123,254)	(22,738)
Unrealized loss on investment securities	98,403	19,680
Payment of stock issuance costs	(802)	(1,011)
Distributions to noncontrolling interest	(23,070)	(27,413)
Net cash provided by (used in) investing activities	(102,397)	4,916,074
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) on revolving line of credit, net	(2,453,159)	(2,021,519)
Proceeds from note payable	1,874,200	—
Proceeds from the exercise of stock options	1,200	20,756
Net cash used in financing activities	(577,759)	(2,000,763)
Change in cash and cash equivalents	1,982,246	815,418
Cash and cash equivalents, beginning of the period	877,676	272,552
Cash and cash equivalents, end of the period	$2,859,922	$1,087,970

Supplemental disclosures of cash flows information:
Cash paid for interest	$36,326	$23,551
Cash paid for taxes	$5,222	$28,524

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principles (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges due to abandonment of certain intangible assets), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.